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                                                                     EXHIBIT 3.5
                            State of North Carolina

                      Department of the Secretary of State


                           ARTICLES OF INCORPORATION

                                       OF

                                PRIMEWATCH, INC.


         Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purposes of forming a business corporation.

1.       The name of the corporation is Primewatch, Inc.

2. The corporation shall be authorized to issue One Hundred Thousand (100,000) shares of common stock with a par value of One Hundred Dollars ($100.00). This one class of shares will have unlimited voting rights and those shareholders are entitled to receive the net assets of the corporation upon dissolution.

3.       The Corporation will not, without a unanimous vote of the
Shareholders:

         (a) issue additional shares of any class of any securities convertible into shares of any class;

         (b) merge or participate in a share exchange with any other corporation; or

         (c) sell, lease, mortgage, or otherwise transfer all or substantially all of the assets of the Corporation for any consideration other than cash.
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4.       The address of the initial registered office of the corporation in the
State of North Carolina is P.O. Box 730, 214 West Whitfield Street, Enfield, Halifax County, North Carolina 27823; and the name of its initial registered agent at such address is Michael E. Finney.

5. The name and address of the incorporator are H. Lawrence Armstrong, Jr., Attorney at Law, Post Office Box 217, 114 Whitfield Street, Enfield, Halifax County, North Carolina 27823.

6. The number of directors constituting the initial board of directors shall be five (5); and the names and addresses of the persons who are to serve as directors until the first meeting of shareholders, or until their successors are elected and qualify, are:

                          NAME                                 ADDRESS
                          ----                                 -------
                 Watson N. Sherrod, Jr.                     P.O. Box 486
                                                            Enfield, NC 27823

                 Richard H. Greene                          109 S. Front Street
                                                            Warrenton, NC 27589

                 L. Wayne Edwards                           Route 2, Box 327
                                                            Whitakers, NC 27891

                 Sandra Warren Shearia                      P.O. Box 123
                                                            Vaughan, NC 27586

                 C. Wesley Copeland                         Palmyra, NC 27859


7. No person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) any transaction from which the director derived an improper personal benefit, (iii) acts or omissions occurring prior to the effective date of this article or (iv) acts or omissions with respect to which the North Carolina Business Corporation Act does not permit the limitation





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of liability.  As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

8. The provisions of the North Carolina Business Corporation Act entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act" shall not be applicable to the corporation.

9. All shareholders of the corporation are entitled to cumulate their votes for directors. No amendment shall be made to this article when the number of shares voting against the proposal to amend would be sufficient to elect a director by cumulative voting and such shares are entitled to be voted cumulatively for the election of directors.

10.      These articles will become effective at 12 o'clock noon on November
1st, 1992.

         This the 26th day of October, 1992.


                                        /s/ LAWRENCE ARMSTRONG, JR.
                                        ----------------------------------
                                        H. Lawrence Armstrong, Jr.
                                           Attorney at Law and
                                           Incorporator





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